                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                                       for

                        6,500,000 Shares of Common Stock

                                  By and Among

                            PRIVATE MEDIA GROUP, INC.
                             (a Nevada corporation)

                                       and

                      THE SELLING SHAREHOLDERS NAMED HEREIN

                                       and

                         COMMERZBANK AKTIENGESELLSCHAFT,

                 as Representative for the several Underwriters

                                 Dated: ., 2002


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

                                TABLE OF CONTENTS

                             UNDERWRITING AGREEMENT

SECTION 1. Representations and Warranties
-----------------------------------------
(a) Representations and Warranties by the Company
-------------------------------------------------
(b) Representations and Warranties by the Selling Shareholders
--------------------------------------------------------------
(c) Officer's Certificates
--------------------------

SECTION 2. Sale and Delivery to Underwriters; Closing
-----------------------------------------------------
(a) Initial Securities
----------------------
(b) Additional Securities
-------------------------
(c) Subscription for New Initial Securities
-------------------------------------------
(d) Borrowed Securities
-----------------------
(e) Payment and Delivery
------------------------
(f) Denominations; Registration
-------------------------------

SECTION 3. Covenants of the Company
-----------------------------------
(a) Compliance with U.S. Securities Regulations and Commission Requests
-----------------------------------------------------------------------
(b) Compliance with German Securities Regulations
-------------------------------------------------
(c) Compliance with Other Securities Regulations
------------------------------------------------
(d) Filing of Amendments
------------------------
(e) Continued Compliance with Securities Laws
---------------------------------------------
(f) Delivery of Registration Statements
---------------------------------------
(g) Delivery of Offer Documents
-------------------------------
(h) Use of Proceeds
-------------------
(i) Listing
-----------
(j) Restriction on Sale of Securities
-------------------------------------
(k) Reporting Requirements
--------------------------
(l) Public Announcements
------------------------

SECTION 4. Payment of Expenses
------------------------------
(a) Expenses
------------
(b) Termination of Agreement
----------------------------
(c) Allocation of Expenses
--------------------------

SECTION 5. Conditions of Underwriters' Obligations
--------------------------------------------------
(a) Effectiveness of Registration Statement
-------------------------------------------
(b) Opinion of Counsel for the Company
--------------------------------------
(c) Opinion of Special Gaming Counsel for the Company
-----------------------------------------------------
(d) Opinion of Special Tax Adviser for the Company
--------------------------------------------------
(e) Opinion of Nevada Counsel for the Company
---------------------------------------------
(f) Opinion of Spanish Counsel to the Company
---------------------------------------------
(g) Opinion of Counsel for the Selling Shareholders
---------------------------------------------------
(h) Opinion of Counsel for the Underwriter
------------------------------------------
(i) Officers' Certificate
-------------------------
(j) Certificate of Selling Shareholders
---------------------------------------

(k) Accountants' Comfort Letter
-------------------------------
(l) Bring-down Comfort Letter
-----------------------------
(m) Approval of Listing
-----------------------
(n) No Objection
----------------
(o) Lock-up Agreements
----------------------
(p) Sponsor Agreements
----------------------
(q) Paying Agency Agreement
---------------------------
(r) Conditions to Purchase of Additional Securities
---------------------------------------------------
(s) Additional Documents
------------------------
(t) Termination of Agreement
----------------------------

SECTION 6. Indemnification
--------------------------
(a) Indemnification of Underwriters
-----------------------------------
(b) Indemnification of Company, Directors and Officers and Selling Shareholders
-------------------------------------------------------------------------------
(c) Actions against Parties; Notification
-----------------------------------------
(d) Settlement without Consent if Failure to Reimburse
------------------------------------------------------
(e) Other Agreements with Respect to Indemnification
----------------------------------------------------

SECTION 7. Contribution
-----------------------

SECTION 8. Representations, Warranties and Agreements to Survive Delivery
-------------------------------------------------------------------------

SECTION 9. Termination of Agreement
-----------------------------------
(a) Termination; General
------------------------
(b) Liabilities
---------------

SECTION 10. Default by One or More of the Underwriters
------------------------------------------------------

SECTION 11. Default by One or More of the Selling Shareholders or the Company
-----------------------------------------------------------------------------

SECTION 12. Notices
-------------------

SECTION 13. Parties
-------------------

SECTION 14. Governing Law
-------------------------

SECTION 15. Counterparts
------------------------

SECTION 16. Severability
------------------------

SECTION 17. Effect of Headings
------------------------------

SCHEDULES
---------
Schedule A - List of Underwriters                                        Sch A-1
---------------------------------
Schedule B - List of Selling Shareholders                                Sch B-1
-----------------------------------------
Schedule C - Borrowed Securities                                         Sch C-1
--------------------------------
Schedule D - List of Subsidiaries                                        Sch D-1
---------------------------------
Schedule E - List of Persons and Entities Subject to Lock-Up             Sch E-1
------------------------------------------------------------
Schedule F - Underwriters' Representations Letter                        Sch F-1
-------------------------------------------------

EXHIBITS
--------
Exhibit A - Form of Opinion of Company's Counsel                             A-1
------------------------------------------------
Exhibit B - Form of Opinion of Company's Special Gaming Counsel              B-1
---------------------------------------------------------------
Exhibit C - Form of Opinion of Company's Special Tax Counsel                 C-1
------------------------------------------------------------
Exhibit D - Form of Opinion of Company's Nevada Counsel                      D-1
-------------------------------------------------------
Exhibit E - Form of Opinion of Company's Spanish Counsel                     E-1
--------------------------------------------------------

ANNEXES
-------
Annex A - Form of Pricing Agreement                                    Annex A-1
-----------------------------------

                            PRIVATE MEDIA GROUP, INC.
                             (a Nevada corporation)

                        6,500,000 Shares of Common Stock
                           (Par Value $.001 Per Share)

                             UNDERWRITING AGREEMENT
                                                                         ., 2002

Commerzbank Aktiengesellschaft, as Representative
c/o Commerzbank Aktiengesellschaft
Kaiserplatz
60261 Frankfurt am Main
Federal Republic of Germany

Ladies and Gentlemen:

Private Media Group, Inc., a Nevada corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders") confirm their respective agreements with Commerzbank Aktiengesellschaft ("Commerzbank") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Commerzbank is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of 6,500,000 shares (the "Initial Securities") of the Company's common stock, par value $.001 per share (the "Common Stock").

It is understood that, subject to the conditions hereinafter stated, 975,000 Initial Securities are expected to be offered and sold by the Underwriters in the United States to U.S. Persons (as such term is defined in the Agreement Among Underwriters of even date herewith), and 5,525,000 Initial Securities are expected to be offered and sold by the Underwriters outside the United States to persons other than U.S. Persons. Commerzbank Capital Markets Corporation shall act as U.S. selling agent on behalf of the Underwriters (the "Selling Agent").

The Selling Shareholders also propose to sell to the Representative not more than an additional 900,000 shares of Common Stock (the "Additional Securities"), if and to the extent that the Representative shall have determined to exercise the right to purchase such Additional Securities granted to the Representative in Section 2(b) hereof. The Initial Securities and the Additional Securities are hereinafter collectively referred to as the "Securities".

It is expected that, after subscription for the Securities pursuant to Section 2 hereof and after the then existing share capital of the Company has been admitted for trading on the Neuer Markt segment of the Frankfurt Stock Exchange, the Company, the Selling Shareholders and the Representative, on behalf of the Underwriters, will enter into a pricing supplement to this Agreement (the "Pricing

Agreement"), a form of which is attached as Annex B hereto. The Pricing Agreement will set forth, among other things, the price to be paid per share for the Initial Securities and any Additional Securities to be purchased by the several Underwriters and the other matters set forth therein.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States and the Federal Republic of Germany, as well as private placements to Institutional Investors in Europe and the United States, as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-69654) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). The registration statement contains the Preliminary U.S. Prospectus (as defined below). In connection with the offer and sale of the Securities in the Federal Republic of Germany, the Company and the Representative have filed with the Frankfurt Stock Exchange the preliminary prospectus including a German wrapper, which was approved by the Frankfurt Stock Exchange on ., 2002 and published on ., 2002 (the "Unvollstandiger Verkaufsprospekt/ Unternehmensbericht", or the "Preliminary International Prospectus"). Promptly after execution and delivery of the Pricing Agreement, the Company will prepare and file a U.S. Prospectus (as defined below) in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such U.S. Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Promptly after execution and delivery of the Pricing Agreement, the Company will also prepare an International Prospectus (as defined below) which shall include the Rule 430A Information as well as the information required for the listing and offering of the Securities in the Federal Republic of Germany and the offering of the Securities to Investors in Germany. The International Prospectus to be used in connection with sales outside of the United States is identical to the U.S. Prospectus except for the prospectus wrap pages. After admission of the Securities for trading on the Neuer Markt segment of the Frankfurt Stock Exchange and approval by the Frankfurt Stock Exchange, the Company shall publish the final prospectus on o, 2002 (the "Verkaufsprospekt/ Unternehmensbericht", or the "International Prospectus"). The International Prospectus will be used in connection with the public offering in the Federal Republic of Germany. Each U.S. Prospectus used before such registration statement became effective, and any International Prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of the Pricing Agreement, is herein called a "Preliminary U.S.Prospectus." The registration statement as filed with the Commission, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The U.S. Prospectus, in the form in which it was filed pursuant to Rule 424(b) of the Commission under the Securities Act, is herein called the "U.S.Prospectus." The Preliminary U.S. Prospectus, the Preliminary International Prospectus, the U.S. Prospectus and the International Prospectus are hereinafter called the "Offer Documents". For purposes of this agreement, all references to the Registration Statement, the Preliminary U.S. Prospectus or the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and the Selling Agent as of the date hereof, as of the date of the Pricing Agreement, as of the Closing Time referred to in Section 2(e) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter and the Selling Agent, as follows:

     (i) Compliance with Registration and Listing Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Additional Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer Documents and any supplement thereto, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws of the Federal Republic of Germany and all applicable rules and regulations of any competent German government, regulatory or stock exchange authority and any other foreign jurisdictions in which the Offer Documents, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Securities. No U.S. Prospectus nor any amendments or supplements thereto, at the time the U.S. Prospectus, or any such amendment or supplement was issued and at the Closing Time (and, if any Additional Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, or the Offer Documents made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Offer Documents, it being understood and agreed that the only such information is that described in Schedule F hereto.

     The International Prospectus, at the time the International Prospectus was issued and at the Closing Time (and if any Additional Securities are purchased, at the Date of Delivery) complied and will comply in all material respects with all applicable laws of the Federal Republic of Germany and the listing rules of the Neuer Markt. The International Prospectus did not contain an untrue statement of, or omit to state, a fact, which is material for the assessment of an investment in the Securities, within the meaning of (S)13 of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) and (S)45 German Stock Exchange Act (Borsengesetz).

     Each Preliminary U.S. Prospectus and the U.S. Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations. Each Offer Document delivered to the Underwriters or to the Selling Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for the International Prospectus and to the extent permitted by Regulation S-T.

     (ii) Information, Forward-Looking Statements and Projections. All of the information (other than projections and forward looking statements) given to the Representative and its legal and financial advisors in connection with legal, financial and business due diligence with respect to the Company and its Subsidiaries (as defined below) was complete and correct in all respects material to the offering when given, and no information requested material to the offering was omitted at any time during the legal, financial and business due diligence process. Projections and forward looking statements were truly and honestly given and made after due and careful inquiry and consideration of all relevant circumstances and were based on reasonable assumptions and were not misleading in any material aspect.

     (iii) No Public Offers Outside the United States and Germany. Neither the Company, nor any Subsidiary (as defined below), nor any person acting with its or their authority or on its or their behalf has, directly or indirectly, made or will make offers or sales of any security, or solicited offers to buy any security, under circumstances that would constitute a public offering of the Securities in any country outside the United States and the Federal Republic of Germany where action for that purpose is required.

     (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Offer Documents are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (v) Financial Statements. The financial statements included in the Registration Statement and the Offer Documents, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offer Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Offer Documents, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for quarterly Common Stock dividends on the shares of preferred stock of the Company in amounts per share dictated by the certificate of designation related thereto, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offer Documents and to enter into and perform its obligations under this Agreement; and, to the extent such concept is meaningful, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (viii) Directors and Executive Officers. The directors and executive officers of the Company, as listed in the Offer Documents, are the directors and officers of the Company as of the date hereof.

     (ix) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule D hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation and, to the extent such concept is meaningful, is in good standing under the laws of such jurisdiction, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offer Documents and is duly qualified as a foreign corporation to transact business and, to the extent such concept is meaningful, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offer Documents, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

     (x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offer Documents in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offer Documents or pursuant to the exercise of convertible securities or options or the payment of quarterly dividends in respect of the Series A Preferred Stock of the Company referred to in the Offer Documents). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (xii) Authorization of Pricing Agreement. The Pricing Agreement has been duly authorized by the Company.


     (xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Offer Documents and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (xiv) Restriction on Sale of Securities. Each of the Company and the Shareholders named in Schedule E hereto has duly authorized, executed and delivered each of the lock-up agreements to which it is a party.

     (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Pricing Agreement, and the consummation of the transactions contemplated herein in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offer Documents under the caption "Use of Proceeds") and in the Offer Documents and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations of applicable laws, statutes, rules, regulations, judgments, writs or decrees that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

     (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Offer Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Pricing Agreement, or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offer Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Offer Documents or the documents to be filed as exhibits thereto which have not been so described and filed as required.

     (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or, on the date of the Pricing Agreement, will have been obtained, under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

     (xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental

     Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offer Documents or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offer Documents, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xxiii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offer Documents will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxiv) Environmental Laws. Except as described in the Offer Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (xxv) Gaming Laws. Except as described in the Offer Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
     (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to gaming, without limitation, laws and regulations relating to on-line gaming (collectively, "Gaming Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Gaming Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Gaming Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Gaming Laws.

     (xxvi) Obscenity Laws. Except as described in the Offer Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the distribution of obscene materials (collectively, "Obscenity Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Obscenity Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Obscenity Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Obscenity Laws.

     (xxvii) Insurance Coverage. The Company and its subsidiaries maintain insurance covering their properties, assets, operations, personnel and business against such risks and in such amounts as is customary for businesses of their type and size; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage or obtain similar coverage as necessary to continue its business.

     (xxviii) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxix) Absence of Manipulation. Such Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (xxx) Listing. The Company has submitted an application for the Securities to be listed for trading on the Neuer Markt segment of the Frankfurt Stock Exchange, will use its best efforts to obtain such listing as promptly as possible and will furnish to the Frankfurt Stock Exchange any and all documents, instruments, information and warranties that may be necessary or advisable in order to obtain the listing. The Company will sign the International Prospectus and any other necessary documents and will deliver the same to the Frankfurt Stock Exchange prior to the Closing Time as required. The Company will use its best efforts to maintain the listing of the Securities on the Frankfurt Stock Exchange.

     (xxxi) Stamp Duty. No stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are payable to the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein by or on behalf of the Representative merely by virtue of the subscription by it of the Securities, or by or on behalf of the Underwriters merely by virtue of the sale and delivery by the Representative of the Securities to the respective accounts of the several Underwriters in the manner contemplated by this Agreement and the Pricing Agreement.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter and to the Selling Agent as of the date hereof, as of the date of the Pricing Agreement, as of the Closing Time, and, if the Selling Shareholder is selling Additional Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter and the Selling Agent, as follows:

     (i) Accurate Disclosure. To the knowledge of such Selling Shareholder: (A) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; and (B) such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Offer Documents and neither the Offer Documents nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Offer Documents.

     (ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, the Pricing Agreement, and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement"), among each of the Selling Shareholders, the Attorneys-in-Fact and the Custodian (as defined in Section 1(v) below), the Share Lending Agreement (the "Share Lending Agreement"), between such Selling Shareholder and the Representative, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and to lend the Securities to be borrowed pursuant to the Share Lending Agreement by the Representative. The execution and delivery of this Agreement, the Pricing Agreement, the Power of Attorney and Custody Agreement and the Share Lending Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the loan and delivery of the Securities to be borrowed pursuant to the Share Lending Agreement by the Representative and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or borrowed by the Representative or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

     (iii) No Public Offers Outside the United States and Germany. Neither such Selling Shareholder nor any person acting with its authority or on its behalf has, directly or indirectly, made or will make offers or sales of any security, or solicited offers to buy any security, under circumstances that would constitute a public offering of the Securities in any country outside the United States and the Federal Republic of Germany where action for that purpose is required.

     (iv) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any Additional Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each Underwriter will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

     (v) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Power of Attorney and Custody Agreement with Berth Milton, Jr. and Johan Gillborg, or either of them, as attorneys-in-fact (the "Attorneys-in-Fact") and Commerzbank Aktiengesellschaft, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the Pricing Agreement and the certificate referred to in
     Section 5(j) or that may be required pursuant to Section 5(r) on behalf of such Selling Shareholder, to sell, assign and transfer to each Underwriter the Securities to be sold by such Selling Shareholder, to determine the purchase price to be paid by each Underwriter to such Selling Shareholder as provided in the Pricing Agreement, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor and under the Pricing Agreement, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the Pricing Agreement.

     (vi) Due Execution of the Share Lending Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Share Lending Agreement.

     (vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or under the Pricing Agreement under the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder and under the Pricing Agreement or the consummation of the transactions contemplated by this Agreement and the Pricing Agreement, except (A) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

     (ix) Restriction on Sale of Securities. Such Selling Shareholder has duly authorized, executed and delivered each of the lock-up agreements to which it is a party.

     (x) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the Pricing Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

     (xi) No Association with NASD. Neither such Selling Stockholder nor any of his/her/ its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the National Association of Securities Dealers, Inc.

     (xii) Stamp Taxes. No stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are payable to the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein by or on behalf of the Representative merely by virtue of the subscription by it of the Securities, or by or on behalf of the Underwriters merely by virtue of the sale and delivery by the Representative of the Securities to the respective accounts of the Underwriters in the manner contemplated by this Agreement and the Pricing Agreement.

(c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter and the Selling Agent as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement and the Pricing Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters and the Selling Agent as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and jointly, and each Underwriter, severally and jointly, agrees to purchase from the Company and each Selling Shareholder that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities. The Underwriters, severally and jointly, shall purchase the Initial Securities at the Subscription Price (as defined below) plus such consideration as shall be set forth in the Pricing Agreement, and shall purchase the Additional Securities, if any, at such consideration as shall be set forth in the Pricing Agreement. Such number of Securities shall be subject, in each case, to any adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities. The price at which the Securities are to be offered (the "Share Offer Price"), shall be set forth in the Pricing Agreement as mutually agreed upon by the parties thereto on the date thereof.

(b) Additional Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, jointly and severally, hereby grant an option to the Representative, to purchase up to an additional 900,000 shares of Common Stock as set forth in Schedule B, at the Share Offer Price less the Spread (as defined below) and an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Additional Securities. The option hereby granted will expire 30days after the date of the first quotation of the Securities on the Frankfurt Stock Exchange and may be exercised in whole or in part once only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Securities, upon written notice by the Representative to the Custodian setting forth the number of Additional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than ten full Business Days (as defined below) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Additional Securities, the Representative shall purchase the total number of Additional Securities then being purchased. As used in this Agreement, the term "Business Day" shall mean a day other than a Saturday or Sunday on which banking institutions, the clearing agencies and the relevant securities markets are open for business in New York and Frankfurt.

(c) Subscription for New Initial Securities. On the date hereof, the Company shall issue 5,800,000 shares of Common Stock (the "New Initial Securities"), and the Representative shall (x) subscribe for the New Initial Securities at a subscription price of $.001 per New Initial Security (the "Subscription Price"), together with such additional consideration as shall be agreed in the Pricing Agreement, and (y) pay to the Company on the date hereof the Subscription Price for each of the subscribed New Initial Securities for the purpose of effecting the listing on the Neuer Markt segment of the Frankfurt Stock Exchange.

     (i) The Representative shall pay the aggregate Subscription Price of the New Initial Securities for which it has subscribed to an account of the Company at Commerzbank Aktiengesellschaft, account no.. (the "New Initial Securities Account"), such account to be non-interest bearing and free of charges.

     (ii) The Company shall deliver the New Initial Securities to the Representative, by book-entry transfer at the Depositary Trust Company ("DTC") to a deposit account specified by the Representative at Clearstream, Frankfurt, as a participant of DTC.

     (iii) If the Company does not issue and deliver the New Initial Securities to the Representative by 11:00 a.m., Central European time, on the date hereof, the Company hereby authorizes the Representative to immediately transfer, in same day funds, the aggregate Subscription Price from the New Initial Securities Account to an account specified by the Representative. In such event, the Representative and the Company may agree that the Representative shall subscribe for the New Initial Securities at any time on or prior to 11:00 a.m., Central European time, on the day that is five Business Days following the date hereof. If the Representative and the Company have not agreed on the terms of such subscription on or prior to the fifth Business Day following the date of this Agreement, all obligations of the Underwriters to purchase the New Initial Securities shall terminate.

     (iv) If the Company and the Representative do not enter into a Pricing Agreement within . Business Days following the date of delivery of the New Initial Securities to the Representative or if the Closing Time does not occur within the time provided in Section 2(e) of this Agreement, then and in any such case, the Underwriters agree to sell to the Company and the Company agrees to purchase from the Underwriters, the New Initial Securities in consideration of the payment of the aggregate Subscription Price.

(d) Borrowed Securities. (i) In order to facilitate the sale of the Additional Securities by the Underwriters, the Selling Shareholders, jointly and severally, hereby agree to lend and the Representative agrees to borrow an aggregate number of up to 900,000 shares of Common Stock (the "Borrowed Additional Securities"), pursuant to the Share Lending Agreements such that they are available prior to the Closing Time, solely for the purpose of covering over-allotments, if any, on the sale of the Initial Securities; (ii) in order to facilitate the sale of the Initial Securities by the Underwriters, the Selling Shareholders, jointly and severally, hereby agree to lend and the Representative agrees to borrow an aggregate of up to 700,000 shares of Common Stock (the "Borrowed Initial Securities"), pursuant to the Share Lending Agreements such that they are available prior to the Closing Time.

(e) Payment and Delivery

     (i) (A) The Representative shall pay the Company, on behalf of the several Underwriters in satisfaction of their obligation to purchase the Initial Securities to be sold by the Company and the Selling Shareholders hereunder, the Share Offer Price, less the aggregate Subscription Price for the New Initial Securities paid pursuant to Section 2(c) hereof and the aggregate amount of the gross spread, as set forth in the Pricing Agreement the ("Spread"), in respect of the Initial Securities. Any such payment shall be made at the offices of Shearman & Sterling at Gervinusstrasse 17, 60322 Frankfurt am Main, Federal Republic of Germany, or at such other place as shall be agreed upon by the Representative and the Company, at [9:00 A.M.] (Central European time) on the third Business Day after the date of the Pricing Agreement, or such other time not later than ten Business Days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

     (B) In addition, in the event that any or all of the Additional Securities are purchased by the Underwriters, the Representative shall pay the Selling Shareholders, on behalf of the several Underwriters in satisfaction of their respective obligations to purchase the Additional Securities to be sold by the Selling Shareholders hereunder, the Share Offer Price less the Spread. Any such payment shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Selling Shareholders, on each

    Date of Delivery as specified in the notice from the Representative to the Custodian.

    (C) Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the Share Offer Price for, the Initial Securities and the Additional Securities, if any, which it has agreed to purchase pursuant to the Agreement Among Underwriters dated as of ., 2002, among the Representative and each of the Underwriters party thereto. Commerzbank Aktiengesellschaft, individually and not as the Representative, may (but shall not be obligated to) make payment of the Share Offer Price for the Initial Securities or the Additional Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

    (ii) All Securities to be delivered pursuant to this Agreement at the Closing Time or at any Date of Delivery shall be delivered to the several Underwriters, against payment of the Share Offer Price, by book entry transfer at DTC to deposit accounts specified by the Representative at Clearstream, Frankfurt, as a participant of DTC.

    (iii) The Company shall pay to the Representative on behalf of the German listing consortium (Borseneinfuhrungskonsortium) a listing fee (Borseneinfuhrungsprovision) of Euro 100,000, plus any applicable taxes, in connection with the listing of the Securities on the Frankfurt Stock Exchange. Any Spread as well as the listing fee, not otherwise deducted from the aggregate Share Offer Price to be paid to the Company or any Selling Shareholder, shall be paid by the Company upon demand by the Representative.

(f) Denominations; Registration. The Initial Securities and the Additional Securities, if any, shall be distributed in such denominations and registered in such names as the Representative may request in writing at least one full Business Day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company.

The Company covenants with each Underwriter and the Selling Agent as follows:

(a) Compliance with U.S. Securities Regulations and Commission Requests. The Company, subject to Section 3(d), will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to a preliminary U.S. prospectus or U.S. Prospectus or any amended preliminary U.S. prospectus or U.S. Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission,
(iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to a preliminary U.S. prospectus or U.S. Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary U.S. Prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such preliminary U.S. prospectus or U.S.Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Compliance with German Securities Regulations. The Company shall comply with the applicable German securities laws and regulations, including without limitation the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), the German Stock Exchange Act (Boersengesetz), the German Securities Trading Act (Wertpapierhandelsgesetz), the Principles for the Allotment of Share Issues to Private Investors (Grundsatze fur die Zuteilung von Aktienemissionen an Privatanleger), and with all rules and regulations of the Neuer Markt segment of the Frankfurt Stock Exchange in connection with the listing and offering of the Securities in the Federal Republic of Germany. The Company will promptly notify the Representative of any communication received by it within six months following the completion of the offering from the German Securities Trading Supervisory Authority (Bundesaufsichtsamt fur den Wertpapierhandel), from any other governmental or other authority or regulatory body, agency or organization that may reasonably be expected to have a Material Adverse Effect on the offering or relating to the form, content or use of any Offer Document, and, to the extent permitted by applicable law, the Company will promptly provide the Representative with copies of any such communication that is in writing.

(c) Compliance with Other Securities Regulations. The Company shall comply with the applicable securities laws and regulations of any jurisdiction which the Representative may reasonably request in connection with the offering of the Securities to institutional investors.

(d) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to an Offer Document, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(e) Continued Compliance with Securities Laws. The Company shall comply with the securities laws of the Federal Republic of Germany and the 1933 Act and the 1933 Act Regulations and otherwise as reasonably requested by the Representative so as to permit the completion of the distribution of the Securities as contemplated in this Agreement or the Offer Documents. If at any time when an Offer Document is required by the securities laws of the Federal Republic of Germany or the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Offer Documents in order that the Offer Documents shall not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Offer Documents in order to comply with the requirements of the securities laws of the Federal Republic of Germany and the 1933 Act or the 1933 Act Regulations, the Company shall promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Offer Documents comply with such requirements, and the Company shall furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. No such amendment or supplement shall be made without the consent of the Representative.

(f) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for the International Prospectus and to the extent permitted by Regulation S-T.

(g) Delivery of Offer Documents. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary U.S. Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as each Underwriter may reasonably request. The Company will furnish to each Underwriter, without charge, as many copies of the International Prospectus as such Underwriter reasonably requested. The U.S. Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for the German Prospectus and to the extent permitted by Regulation S-T.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offer Documents under "Use of Proceeds."

(i) Listing. The Company has submitted an application for the Securities to be listed for trading on the Neuer Markt segment of the Frankfurt Stock Exchange, will use its best efforts to obtain such listing as promptly as possible and will furnish to the Frankfurt Stock Exchange any and all documents, instruments, information and warranties that may be necessary or advisable in order to obtain the listing. The Company will sign the International Prospectus, and any other necessary documents and will deliver the same to the Frankfurt Stock Exchange prior to the Closing Time as required. The Company will use its best efforts to maintain the listing of the Securities on the Frankfurt Stock Exchange.

(j) Restriction on Sale of Securities. During the initial period of six months following the first quotation of the Company's Securities on the Neuer Markt segment of the Frankfurt Stock Exchange (the "Initial Period") and during an additional period of six months after the expiration of the initial period (the "Additional Period", and together with the Initial Period, the "Restricted Period"), the Company will not directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offer Documents,
(iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offer Documents, (iv) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan or (v) any shares of Common Stock issued as dividends pursuant to the terms of the Series A Preferred Stock of the Company. The Company may during the Additional Period dispose of shares of Common Stock only with the prior written consent of the Representative, which may be withheld for good cause.

(k) Reporting Requirements. The Company, during the period when the Offer Documents are required to be delivered under the 1933 Act or the 1934 Act, shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Public Announcements. The Company shall not, without the prior consent of the Representative, and to use its best efforts to ensure that none of its subsidiaries, make any press or public announcement or public comment, other than in the ordinary course of business, intended to be published in the press concerning the Company or any of its subsidiaries (or concerning the offering of the Shares in the United States and Germany or elsewhere after the execution of this Agreement and prior to 30 days after the Closing Time (unless the Company is obligated to make such announcement pursuant to applicable laws or rules of the Frankfurt Stock Exchange or the Commission or the NASD or any other competent regulatory body, in which event the Company prior to the release thereof will consult with the Representative, as to the text of any such announcement).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement, in each case plus VAT as incurred, including (i) the preparation, printing and filing of the Registration Statement and Offer Documents (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the costs and expenses of the Underwriters and of any advisors or consultants engaged by the Company to assist with the preparation of materials for "road show" presentations to be made to prospective investors, (iv) all out-of-pocket expenses incurred by the Underwriters in connection with marketing activities,
(v) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (vi) the fees and disbursements of the Company's counsel, accountants and other advisors, (vii) the printing and delivery to the Underwriters of copies of each Offer Document and any amendments or supplements thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Neuer Markt segment of the Frankfurt Stock Exchange, and (xi) the reasonable fees and expenses of Shearman & Sterling and any local or regulatory counsel for the Underwriters in connection with the transaction contemplated by this agreement (xii) the fees and expenses of Andersen incurred in connection with the performance of financial due diligence.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters' Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933

Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A U.S. Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for the Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Guzik & Associates counsel for the Company, substantially to the effect set forth in Exhibit A hereto.

(c) Opinion of Special Gaming Counsel for the Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Hall Dickler Kent Friedman & Wood LLP, special gaming counsel for the Company, substantially to the effect set forth in Exhibit B hereto.

(d) Opinion of Special Tax Adviser for the Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of [Name], special tax counsel for the Company, substantially to the effect set forth in Exhibit C hereto.

(e) Opinion of Nevada Counsel for the Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Woodburn and Wedge, Nevada counsel for the Company, substantially to the effect set forth in Exhibit D hereto.

(f) Opinion of Spanish Counsel to the Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of E.B.A.M.E. Y Associats, Spanish counsel for the Company, substantially to the effect set forth in Exhibit E hereto.

(g) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Guzik & Associates, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters.

(h) Opinion of Counsel for the Underwriter. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, with respect to such matters as it may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the laws of the Federal Republic of Germany, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(i) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offer Documents, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer and president of the Company and of the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers' knowledge, are contemplated by the Commission.

(j) Certificate of Selling Shareholders. At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(k) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young a letter dated the date of the International Prospectus, in form and substance satisfactory to counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Offer Documents.

(l) Bring-down Comfort Letter. (i) At the time of the execution of the Pricing Agreement, the Representative shall have received from Ernst & Young a letter dated as of such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this section and (ii) at Closing Time, the Representative shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to Closing Time.

(m) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Neuer Markt segment of the Frankfurt Stock Exchange, subject only to official notice of issuance.

(n) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) Lock-up Agreements. At the date of this Agreement, the Representative shall have received the lock-up agreements signed by the persons listed on Schedule E hereto.

(p) Sponsor Agreements. The execution and delivery of designated sponsor agreements between the Company and Commerzbank and Wolfgang Steubing AG, respectively, by the date hereof.

(q) Paying Agency Agreement. In connection with the offering and listing in the Federal Republic of Germany, the execution and delivery of a paying agency agreement between the Company and Commerzbank.

(r) Conditions to Purchase of Additional Securities. In the event that the Underwriters exercises their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

     (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the chief executive officer and president of the Company and of the chief financial officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

     (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to
     Section 5(j) hereof remains true and correct as of such Date of Delivery.

     (iii) Opinion of Counsel for the Company. The favorable opinion of Guzik & Associates, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

     (iv) Opinion of Special Gaming Counsel for the Company. The favorable opinion of Hall Dickler Kent Friedman & Wood LLP, special gaming counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (v) Opinion of Special Tax Adviser for the Company. The favorable opinion of [Name], special tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(d) hereof.

     (vi) Opinion of Nevada Counsel for the Company. The favorable opinion of Woodburn and Wedge, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters dated such Date of Delivery, relating to the

     Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(e) hereof.

     (vii) Opinion of Spanish Counsel for the Company. The favorable opinion of E.B.A.M.E. Y Associats, Spanish counsel for the Company, in form and substance satisfactory to counsel for the Underwriters dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

     (viii) Opinion of Counsel for the Selling Shareholders. The favorable opinion of Guzik & Associates, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

     (ix) Opinion of Counsel for the Underwriters. The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

     (x) Bring-down Comfort Letter. A letter from Ernst & Young, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter, pursuant to Section

     5(k) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(s) Additional Document. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(t) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter or any participating affiliate of any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or [Section 17 of the German Stock Corporation Act] to the extent and in the manner set forth in clauses (i), (ii), (iii) and
(iv) below, provided, however, that the obligations of each of the Selling Shareholders under this Section 6(a) shall not include any amounts under clause
(iv) below, and the liability of each Selling Shareholder shall be limited to an amount equal to the net proceeds received by such Selling Shareholder under this Agreement and the Pricing Agreement with respect to the Securities.

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Offer Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Securities have been offered;

     (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the

     Company and the Selling Shareholders; and

     (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under
     (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter, or any participating affiliate of any Underwriter, through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Offer Document (or any amendment or supplement thereto), it being understood and agreed that the only such information is that described in Schedule F hereto, and provided further, that the liability of each Selling Shareholder under this indemnity agreement shall apply only to losses, liability, claims, damages or expenses to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Offer Document (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter and each participating affiliate of any Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Offer Document (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter, or any participating affiliate of any Underwriter, through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such Offer Document (or any amendment or supplement thereto), it being understood and agreed that the only such information is that described in Schedule F hereto.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters and/or any participating affiliate of any Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters and/or any participating affiliate of any Underwriter on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters and/or any participating affiliate of any Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters and/or any participating affiliate of any Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters or by any participating affiliate of any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

The Company and the Selling Shareholders on the one hand and the Underwriters and any participating affiliate of any Underwriter on the other hand agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter nor any participating affiliate of any Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or any participating affiliate of any Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter or any participating affiliate of any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or [Section 17 of the German Stock Corporation Act] shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' and any participating affiliate of the Underwriter's respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person or any participating affiliate of any Underwriter or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in an Offer Document, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Federal Republic of Germany, or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Neuer Markt segment of the Frankfurt Stock Exchange or the Nasdaq National Market, or if trading generally on the Neuer Markt segment of the Frankfurt Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Neuer Markt segment of the Frankfurt Stock Exchange, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either U.S. Federal, New York, Nevada, Spanish or German authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Upon the termination of this Agreement, the Representative shall sell the New Initial Securities to the Company at the aggregate Subscription Price as provided in Section 2(c) hereof and shall redeliver the Borrowed Securities to the Selling Shareholders as provided in the Share Lending Agreement. The Representative's obligation to sell the New Initial Securities to the Company and redeliver the Borrowed Initial Securities and the Borrowed Additional Securities to the Selling Shareholders shall survive the termination of this Agreement and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more or the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Additional Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Additional Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Offer Documents or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

SECTION 11. Default by One or More of the Selling Shareholders or the Company.

(a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section shall relieve any Selling Shareholder so defaulting from liability in respect of such default.

(b) In the event of a default by any Selling Shareholder as referred to in this Section, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(c) If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

SECTION 12. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Selling Agent shall be directed to Commerzbank at Kaiserplatz 60261, Frankfurt am Main, Federal Republic of Germany, attention of Arne Frank, with a copy to Shearman & Sterling at 9 Appold Street, London, EC2A 2AP, U.K., attention of Thomas J. Friedmann; notices to the Company shall be directed to it at Carretera de Rubi 22, 08190 Sant Cugat del Vall & #egrave;s, Barcelona, Spain, attention of Chief Financial Officer, with a copy to Guzik & Associates at 1800 Century Park East, Fifth Floor, Los Angeles, CA 90067, U.S.A., attention of Samuel S. Guzik; and notices to the Selling Shareholders shall be directed to Guzik & Associates at 1800 Century Park East, Fifth Floor, Los Angeles, CA 90067, U.S.A., attention of Samuel S.Guzik.

SECTION 13. Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Agent, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Selling Agent, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Selling Agent, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Counterparts.

This agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

SECTION 16. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which the parties bona fide consider to match as closely as possible the invalid or unenforceable provision, attaining the same or a similar economic effect. The remaining provisions of this Agreement shall under all circumstances continue to be binding and in full force and effect.

SECTION 17. Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,
PRIVATE MEDIA GROUP, INC.
By
Name:
Title:

By
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
as of the date first above written:
COMMERZBANK AKTIENGESELLSCHAFT

By
Authorized Signatory

For itself and as Representative of the several
Underwriters named in Schedule A hereto.

COMMERZBANK CAPITAL MARKETS CORPORATION
in its capacity as U.S. Selling Agent
By
Authorized Signatory

                                  SCHEDULE A

                                                              Number of Initial
Name of Underwriter                                               Securities

Commerzbank Aktiengesellschaft ...........................                .

Wolfgang Steubing AG .....................................                .

Total ....................................................        6,500,000

                                  SCHEDULE B

                                         Securities          Maximum Number of
Number of Initial                          to be           Additional Securities
                                            Sold                 to be Sold

Private Media Group, Inc. ............   5,800,000                        0

Churchbury Limited ...................     700,000                        0

Perrystone Trading Limited ...........           0                  850,000

Ulf Sslund ...........................           0                   50,000

Total ................................   6,500,000                  900,000

                                   SCHEDULE C

Name                                                  Maximum Number of Borrowed
                                                          Initial Securities

Churchbury Limited ..............................                   700,000

Total ...........................................                   700,000

Name                                                  Maximum Number of Borrowed
                                                         Additional Securities

Perrystone Trading Limited, PT&C ................                   850,000

Ulf Sslund ......................................                    50,000

Total ...........................................                   900,000

                                  SCHEDULE D

Private Media Group, Inc. Subsidiaries

Name of Subsidiary                          Place of Incorporation
Cine Craft, Ltd.                            Gibraltar
Coldfair Holdings Ltd                       Cyprus
Frasierside Holdings Ltd.                   Cyprus
Milcap Media, Ltd.                          Cyprus
Milcap Publishing Group AB                  Sweden
Milcap Publishing Group Italy Srl           Italy
Milcap Media Group S.L.                     Spain
Peachtree Entertainment Distribution AB     Sweden
Private North America, Ltd.                 California, U.S.A.
Private Benelux B.V.                        The Netherlands
Private France SAS                          France
Symbolic Productions S.L.                   Spain
Private.Com PLC                             The United Kingdom
Viladalt S.L.                               Spain

                                   SCHEDULE E

Name                                Address
Philip Christmas                    Malaga, Spain
Javier Sanchez                      Barcelona, Spain
Johan Gillborg                      Barcelona, Spain
Bo Rodebrant                        Stockholm, Sweden
Robert Tremont                      Barcelona, Spain
Marten Kull                         Escaldes-Engordany, Andorra
Berth Milton                        Barcelona, Spain
Ferran Mirapeix                     Barcelona, Spain
Bajari Properties Limited           Douglas, Isle of Man
Slingsby Enterprises Limited        Gibraltar
Solidmark (Gibraltar) Limited       Gibraltar
Pressmore Licencing Limited         Nassau, Bahamas
Senate Limited                      Gibraltar
Chiss Limited                       Gibraltar

                                  SCHEDULE F
Prospectus

(a) The names of the Underwriters appearing on the cover page and on the back cover page of the Offer Documents;

(b) The information appearing in the table immediately following the first paragraph under the heading "Underwriting" in the Offer Documents;

(c) The information appearing in the fifth paragraph under the heading "Underwriting" in the Offer Documents;

(d) The information with respect to the agreement among underwriters in the eight paragraph under the heading "Underwriting" in the Offer Documents;

(e) The information with respect to stabilization by the Underwriters in the first sentence of the fifteenth paragraph and the first bullet point of the thirteenth paragraph under the heading "Underwriting" in the Offer Documents; and

(f) The information with respect to short positions of the Underwriters in the second and third bullet points of the thirteenth paragraph under the heading "Underwriting" in the Offer Documents.

                                                                         Annex A

                            FORM OF PRICING AGREEMENT

PRICING AGREEMENT dated ., 2002 (the "Agreement") among

(1) Private Media Group, Inc. (the "Company"),

(2) The selling shareholders listed on Schedule B to the Underwriting Agreement referred to below (each a "Selling Shareholder" and together, the "Selling Shareholders"), and

(3) Commerzbank Aktiengesellschaft (the "Representative"), acting on behalf of itself and the several Underwriters named in Schedule A to the Underwriting Agreement.

RECITAL

The Company, the Selling Shareholders and the Underwriters have agreed, subject to the terms and conditions stated herein and in the Underwriting Agreement dated ., 2002 (the "Underwriting Agreement"), between the Company and Selling Shareholders on the one hand and the Representative and the other Underwriters on the other hand, that the Company will issue and sell and the Selling Shareholders will sell to the Underwriters, and the Underwriters, severally and not jointly, will purchase from the Company and the Selling Shareholders, the Initial Securities. The parties hereto desire to establish herein the Share Offer Price to be paid by the Underwriters for the Initial Securities pursuant to Section 2 of the Underwriting Agreement.

ARTICLE 1 - DEFINITIONS

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

ARTICLE 2 - PURCHASE AND SALE; OFFER PRICE

The parties hereto agree that the Share Offer Price for the Initial Securities and Additional Securities to be sold in the Federal Republic of Germany and other countries, excluding the United States, shall be Euro . per Share. Underwriting commissions, discounts and fees shall be as set forth on Schedule A hereto.

The parties hereto agree that the Share Offer Price for the Initial Securities and Additional Securities to be sold in the United States, shall be U.S dollar o per Share. Underwriting commissions, discounts and fees shall be as set forth on Schedule A hereto.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

(a) The Company hereby represents and warrants to each of the Underwriters:

     (1) This Agreement has been duly authorized, executed and delivered by the Company.

     (2) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (3) The representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

(b) Each of the Selling Shareholders hereby severally represents and warrants to each of the Underwriters:

     (1) This agreement has been duly authorized, executed and delivered by such Selling Shareholder.

     (2) The representations and warranties of such Selling Shareholder set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

ARTICLE 4 - APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,
PRIVATE MEDIA GROUP, INC.
By
Name:
Title:

By
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B of the Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:
COMMERZBANK AKTIENGESELLSCHAFT
By
Authorized Signatory

For itself and as Representative of the Other
Underwriters named in Schedule A of the
Underwriting Agreement.

                              (Pricing Agreement)
                                   SCHEDULE A

German and International Offering:
                                                              Offer Price and
                                                                Commissions
                                                                    EUR

Share Offer Price per Share ...............................               Euro

Gross Spread per Share ....................................               Euro

Concession per Share ......................................               Euro

Dealer Reallowance per Share ..............................               Euro


U.S. Offering:

                                                              Offer Price and
                                                                Commissions
                                                                    EUR

Share Offer Price per Share ...............................              U.S.$

Gross Spread per Share ....................................              U.S.$

Concession per Share ......................................              U.S.$

U.S. Dealer Reallowance per Share .........................              U.S.$


Per Share amounts are quoted and priced in euro, and translated to U.S. dollars at an exchange rate of $ . to Euro 1.00.